Exhibit 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated January 24, 1997, on the financial statements of RHO Company Incorporated, as of December 31, 1995 and December 31, 1996, and for each of the years in the three years ended December 31, 1996, and to all references to our firm included in this Registration Statement on Form S-4.


                                        /s/  Arthur Andersen LLP


Seattle, Washington
December 19, 1997